Exhibit 99.1

Taboola Reports Strong Q2 2025 Financial Results, Surpassing High-End of Guidance;
 Increases Full-Year Guidance & Announces $200M Share Repurchase Expansion

NEW YORK, Aug. 6, 2025 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the second quarter ended June 30, 2025.

"We delivered a strong second quarter, beating the high end of our guidance across our key metrics,” said Adam Singolda, CEO of Taboola. "We bought back nearly 12% of the company in the first half of the year which reflects our confidence in the business and our long-term vision. As a result, we’re raising full-year guidance across the board and continuing to aggressively buy back shares. We're also seeing exciting early traction with Realize, our new performance advertising platform. We truly believe we're just getting started."

Second Quarter 2025 Financial Results
(All comparisons are to the second quarter of 2024 unless otherwise noted.)
•
Revenues of $465.5 million, an increase of 8.7%. Revenues were primarily driven by an 8.5% growth in Scaled Advertisers, complemented by a 1.8% increase in Average Revenue per Scaled Advertiser. Q2 revenue growth primarily reflects broad-based growth, including growth in our existing Native business and strong contributions from Taboola News and Bidded Supply.

•
Gross Profit of $135.6 million, an increase of 18.2%. Ex-TAC Gross Profit was $172.1 million, an increase of 15.1% which included a 0.5% benefit from currency. Ex-TAC Gross Profit was primarily driven by growth in advertising spend and a mix shift to higher margin digital property partners, as well as a partial benefit from the onboarding of Yahoo in the year-ago quarter.

•
Net Loss of $(4.3) million and was flat with a Net Loss of $(4.3) million. Adjusted EBITDA was $45.2 million, up 21.3%. Adjusted EBITDA growth was primarily driven by ad spend growth and continued cost discipline. Adjusted EBITDA margins expanded to 26.2% from 24.9%.

•
Cash Flow generated by operating activities was $47.4 million, compared to $38.8 million. Free Cash Flow was $34.2 million, compared to $26.2 million. Increases in cash flow generated by operating activities and free cash flow were primarily due to strong collections, lower publisher prepayments, and continued cost discipline.

Third Quarter and Full Year 2025 Guidance
For the Third Quarter and Full Year 2025, the Company currently expects (dollars in millions):
	Q3 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$461 - $469	$1,858 - $1,888
Gross profit	$127 - $133	$541 - $555
ex-TAC Gross Profit*	$166 - $172	$689 - $703
Adjusted EBITDA*	$43 - $48	$208 - $214
Non-GAAP Net Income (Loss)*	$29 - $34	$138 - $144

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast & Conference Call
Taboola’s senior management team will discuss the Company's earnings on a call that can be accessed via webcast at https://investors.taboola.com.

To access the call by phone, please go to this link: https://register-conf.media-server.com/register/BI66bbf11936d147898488004a728e0c4b to register at and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on August 7, 2026.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.

•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.

•	Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.
•	Scaled Advertisers: An Advertiser that has more than $100,000 of cumulative gross spend on the network on a trailing four quarter basis.
•	Average Revenue per Scaled Advertiser: The aggregate cumulative gross spend of all Scaled Advertisers for a given period divided by the number of Scaled Advertisers for that period.

Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching approximately 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contacts:
Jessica Kourakos
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com

Second Quarter 2025 Financial Results
The following table summarizes our consolidated financial results for the three months ended June 30, 2025 and 2024:

(dollars in millions, except per share data)	Three months ended June 30,
	2025	2024
	Unaudited
Revenues	$465.5	$428.2
Gross profit	$135.6	$114.8
Net loss	$(4.3)	$(4.3)
EPS diluted (1)	$(0.01)	$(0.01)
Ratio of net loss to gross profit	(3.2)%	(3.7)%
Cash flow provided by operating activities	$47.4	$38.8
Cash, cash equivalents, short-term deposits and investments	$115.2	$182.2

Non-GAAP Financial Data *
ex-TAC Gross Profit	$172.1	$149.5
Adjusted EBITDA	$45.2	$37.2
Non-GAAP Net Income (Loss)	$30.2	$23.0
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	26.2%	24.9%
Free Cash Flow	$34.2	$26.2

(1) The weighted-average shares used in the computation of the diluted EPS for the three months ended June 30, 2025 and 2024 are 313,572,282 and 342,566,112, respectively. The weighted-average shares for the three months ended June 30, 2025 and 2024, included 277,929,745 and 297,660,641 Ordinary shares, and 35,642,537 and 44,905,471 Non-voting Ordinary shares, respectively.

Third Quarter and Full Year 2025 Guidance
For the Third Quarter and Full Year 2025, the Company currently expects (dollars in millions):

	Q3 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$461 - $469	$1,858 - $1,888
Gross profit	$127 - $133	$541 - $555
ex-TAC Gross Profit*	$166 - $172	$689 - $703
Adjusted EBITDA*	$43 - $48	$208 - $214
Non-GAAP Net Income (Loss)*	$29 - $34	$138 - $144

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	June 30, 2025	December 31, 2024
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$115,241	$226,583
Short-term investments	—	3,780
Restricted deposits	200	200
Trade receivables (net of allowance for credit losses of $12,997 and $11,815 as of June 30, 2025 and December 31, 2024, respectively) (1)	295,778	370,110
Prepaid expenses and other current assets	61,758	55,328
Total current assets	472,977	656,001
NON-CURRENT ASSETS
Long-term prepaid expenses	24,500	25,193
Commercial agreement asset	278,501	286,619
Restricted deposits	1,462	1,462
Operating lease right of use assets	78,430	58,997
Property and equipment, net	79,207	69,388
Intangible assets, net	37,573	65,067
Goodwill	555,931	555,931
Total non-current assets	1,055,604	1,062,657
Total assets	$1,528,581	$1,718,658

(1) Includes related party trade receivables of $34,552 and $76,677, as of June 30, 2025 and December 31, 2024, respectively.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	June 30,	December 31,
	2025	2024
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables (2)	$290,883	$309,229
Short-term operating lease liabilities	27,748	21,881
Accrued expenses and other current liabilities	121,360	154,472
Total current liabilities	439,991	485,582
LONG-TERM LIABILITIES
Long-term loan and revolving credit facility (3)	88,000	116,452
Long-term operating lease liabilities	59,702	42,561
Warrants liability	2,545	3,368
Deferred tax liabilities, net	688	5,497
Other long-term liabilities	12,622	13,292
Total long-term liabilities	163,557	181,170
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS' EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of June 30, 2025 and December 31, 2024; 333,646,088 and 325,674,930 shares issued, and 264,392,831 and 293,134,865 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of June 30, 2025 and December 31, 2024; 45,198,702 shares issued, and 32,692,444 and 44,210,406 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Treasury Ordinary shares, at cost - 81,759,515 (69,253,257 Ordinary shares and 12,506,258 Non-voting Ordinary shares) and 33,528,361 (32,540,065 Ordinary shares and 988,296 Non-voting Ordinary shares) as of June 30, 2025 and December 31, 2024, respectively	(280,290)	(130,117)
Additional paid-in capital	1,369,870	1,335,825
Accumulated other comprehensive income	2,768	418
Accumulated deficit	(167,315)	(154,220)
Total shareholders' equity	925,033	1,051,906
Total liabilities and shareholders' equity	$1,528,581	$1,718,658

(2) Includes related party trade payables of $60,916 and $68,556, as of June 30, 2025 and December 31, 2024, respectively.
(3) The balance as of June 30, 2025, reflects $88,000,000 outstanding under the revolving credit facility. The December 31, 2024, balance reflects $116,452,000 under the long-term loan. See Note 8 of Notes to the Unaudited Consolidated Interim Financial Statements.

CONSOLIDATED STATEMENTS OF LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Revenues (1)	$465,474	$428,160	$892,967	$842,168
Cost of revenues:
Traffic acquisition cost (2)	297,423	278,620	577,220	553,740
Other cost of revenues	32,440	34,762	60,829	64,697
Total cost of revenues	329,863	313,382	638,049	618,437
Gross profit	135,611	114,778	254,918	223,731
Operating expenses:
Research and development	37,482	33,288	73,438	69,537
Sales and marketing	71,248	64,837	137,138	132,445
General and administrative	26,837	24,284	50,560	47,613
Total operating expenses	135,567	122,409	261,136	249,595
Operating profit (loss)	44	(7,631)	(6,218)	(25,864)
Finance income (expenses), net (3)	(2,491)	1,004	(6,991)	(2,634)
Loss before income taxes	(2,447)	(6,627)	(13,209)	(28,498)
Income tax benefit (expenses)	(1,898)	2,336	114	(1,951)
Net loss	$(4,345)	$(4,291)	$(13,095)	$(30,449)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.09)
Weighted-average shares used in computing net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	313,572,282	342,566,112	327,578,134	344,003,462

(1) Includes revenues from related party of $46,455 and $60,302, for the three months ended June 30, 2025 and 2024, respectively, and $94,780 and $112,426 for the six months ended June 30, 2025 and 2024, respectively.
(2) Includes traffic acquisition cost to related party of $84,154 and $78,433 for the three months ended June 30, 2025 and 2024, respectively, and $159,556 and $152,044 for the six months ended June 30, 2025 and 2024, respectively.
(3) Includes loss on extinguishment of debt of 6,597 for the six months ended June 30, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Net loss	$(4,345)	$(4,291)	$(13,095)	$(30,449)
Other comprehensive loss:
Unrealized and realized gains on available-for-sale marketable securities, net	—	7	—	6
Unrealized gains (losses) on derivative instruments, net	3,541	(211)	2,350	(987)
Other comprehensive income (loss)	3,541	(204)	2,350	(981)
Comprehensive loss	$(804)	$(4,495)	$(10,745)	$(31,430)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$956	$1,096	$1,823	$2,107
Research and development	6,734	6,852	13,128	13,230
Sales and marketing	4,602	4,532	8,823	8,855
General and administrative	4,280	5,825	8,315	10,514
Total share-based compensation expenses	$16,572	$18,305	$32,089	$34,706

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$8,744	$9,909	$17,443	$20,626
Research and development	524	1,222	1,055	2,109
Sales and marketing	11,190	13,410	22,453	26,928
General and administrative	318	1,321	495	1,520
Total depreciation and amortization expense	$20,776	$25,862	$41,446	$51,183

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Cash flows from operating activities
Net loss	$(4,345)	$(4,291)	$(13,095)	$(30,449)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation, amortization and write-off	23,705	25,862	44,387	51,183
Share-based compensation expenses	16,572	18,305	32,089	34,706
Net loss (gain) from financing expenses	(3,637)	1,186	(4,675)	778
Revaluation of the Warrants liability	903	(3,926)	(823)	(3,887)
Amortization of loan and credit facility issuance costs	184	375	597	729
Amortization of premium and accretion of discount on short-term investments, net	—	(59)	—	83
Loss on extinguishment of debt	—	—	6,597	—
Commercial agreement asset amortization	4,082	—	8,119	—
Change in operating assets and liabilities:
Decrease in trade receivables, net (1)	9,136	2,565	74,332	24,633
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	(1,717)	5,791	2,717	14,990
Decrease in trade payables (2)	12,037	(3,635)	(19,721)	(11,897)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	(11,586)	1,616	(33,782)	1,578
Decrease in deferred taxes, net	(1,689)	(4,216)	(4,809)	(7,901)
Change in operating lease right of use assets	6,443	4,831	12,654	9,284
Change in operating lease liabilities	(2,691)	(5,613)	(9,079)	(11,206)
Net cash provided by operating activities	47,397	38,791	95,508	72,624
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(13,236)	(12,633)	(25,277)	(18,222)
Business acquisition deferred payment	—	—	—	(719)
Proceeds from maturities of short-term investments	—	2,500	3,780	5,765
Net cash used in investing activities	(13,236)	(10,133)	(21,497)	(13,176)
Cash flows from financing activities
Issuance costs	(275)	(239)	(938)	(695)
Exercise of options and vested RSUs	2,501	2,932	3,206	4,741
Payment of tax withholding for share-based compensation expenses	(1,135)	(978)	(1,977)	(1,687)
Repurchase of ordinary shares and non-voting ordinary shares	(100,666)	(25,049)	(150,008)	(54,465)
Payments on account of repurchase of ordinary shares	(705)	(474)	(3,060)	(474)
Repayment of Long term loan	—	—	(122,736)	—
Proceeds from revolving credit line, net of issuance costs	—	—	123,985	—
Additional proceeds from revolving credit line	76,000	$—	76,000	—
Repayment of revolving credit line	(114,500)	$—	(114,500)	—
Net cash used in financing activities	(138,780)	(23,808)	(190,028)	(52,580)
Exchange rate differences on balances of cash and cash equivalents	3,637	(1,186)	4,675	(778)
Increase (decrease) in cash and cash equivalents	(100,982)	3,664	(111,342)	6,090
Cash and cash equivalents - at the beginning of the period	216,223	178,534	226,583	176,108
Cash and cash equivalents - at end of the period	$115,241	$182,198	$115,241	$182,198

(1) Includes a decrease (increase) in related party trade receivables of $14,032 and $(1,240), for the three months ended June 30, 2025 and 2024, respectively, and a decrease (increase) of $42,125 and $(30,935) for the six months ended June 30, 2025 and 2024, respectively.
(2) Includes an increase (decrease) in related party trade payables of $3,083 and $(1,943), for the three months ended June 30, 2025 and 2024, respectively,and a (decrease) increase in related party trade payables of $(7,640) and $20,537, for the six months ended June 30, 2025 and 2024, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended June 30, 2025		Six months ended June 30,
	2025	2024	2025	2024
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$10,443	$6,357	$14,207	$9,600
Interest	$1,766	$3,684	$3,955	$7,294
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$3	$292	$1,898	$292
Share-based compensation included in capitalized internal-use software	$448	$700	$727	$1,306
Creation of operating lease right-of-use assets and operating lease liability	$3,165	$3,664	$32,087	$3,676

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Revenues	$465,474	$428,160	$892,967	$842,168
Traffic acquisition cost (1)	297,423	278,620	577,220	553,740
Other cost of revenues	32,440	34,762	60,829	64,697
Gross profit	$135,611	$114,778	$254,918	$223,731
Add back: Other cost of revenues (1)	36,522	34,762	68,948	64,697
ex-TAC Gross Profit	$172,133	$149,540	$323,866	$288,428

1 The three and six months ended June 30, 2025 included $4,082 and $8,119 amortization expense of the non-cash based Commercial agreement asset respectively. See Note 1(b) of Notes to the Unaudited Interim Consolidated Financial Statements.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net loss	$(4,345)	$(4,291)	$(13,095)	$(30,449)
Adjusted to exclude the following:
Finance expenses (income), net	2,491	(1,004)	6,991	2,634
Income tax expenses (benefit)	1,898	(2,336)	(114)	1,951
Depreciation and amortization (1)	27,659	25,862	52,366	51,183
Share-based compensation expenses	16,571	15,659	32,089	29,415
Holdback compensation expenses (2)	—	2,646	—	5,291
Other costs (3)	904	695	2,876	695
Adjusted EBITDA	$45,178	$37,231	$81,113	$60,720

1 The three and six months ended June 30, 2025, included a write-off of internal use software in the amount of $2,800 and amortization expenses of the non-cash based Commercial agreement asset in the amount of $4,082 and  $8,119, respectively. See Note 1(b) of Notes to the Unaudited  Interim  Consolidated Financial Statements.

2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.

3 The three and six months ended June 30, 2025 included $904 and $2,876 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net loss	$(4,345)	$(4,291)	$(13,095)	$(30,449)
Amortization of acquired intangibles (1)	17,828	15,754	35,611	31,689
Share-based compensation expenses	16,572	15,659	32,089	29,415
Holdback compensation expenses (2)	—	2,646	—	5,291
Other costs (3)	904	695	2,876	695
Revaluation of Warrants	903	(3,926)	(823)	(3,887)
Foreign currency exchange rate losses (gains) (4)	265	347	(1,259)	1,388
Income tax effects	(1,918)	(3,874)	(6,788)	(7,300)
Loss on extinguishment of debt (5)	—	—	6,597	—
Non-GAAP Net Income (Loss)	$30,209	$23,010	$55,208	$26,842

1 The three and six months ended June 30, 2025, included a write-off of internal use software in the amount of $2,800 and amortization expenses of the non-cash based Commercial agreement asset in the amount of $4,082 and $8,119, respectively. See Note 1(b) of Notes to the Unaudited Interim Consolidated  Financial Statements.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three and six months ended June 30, 2025 included $904 and $2,876 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations.
4 Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.
5 See Note 8 of Notes to the Unaudited Interim Consolidated  Financial Statements.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$47,397	$38,791	$95,508	$72,624
Purchases of property and equipment, including capitalized internal-use software	(13,236)	(12,633)	(25,277)	(18,222)
Free Cash Flow	$34,161	$26,158	$70,231	$54,402

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2025 AND FULL YEAR 2025 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q2 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$461 - $469	$1,858 - $1,888
Traffic acquisition cost	($295) - ($297)	($1,169) - ($1,185)
Other cost of revenues	($39) - ($39)	($148) - ($148)
Gross profit	$127 - $133	$541 - $555
Add back: Other cost of revenues	($39) - ($39)	($148) - ($148)
ex-TAC Gross Profit	$166 - $172	$689 - $703

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.